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                                                                    EXHIBIT 4.1

                                                                       04032003


                               ROCK-TENN COMPANY

                      SUPPLEMENTAL RETIREMENT SAVINGS PLAN

                               AS EFFECTIVE AS OF

                                  MAY 15, 2003


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                               TABLE OF CONTENTS


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ss. 1  EFFECTIVE DATE.............................................................................................1


ss. 2  PURPOSE....................................................................................................1


ss. 3  DEFINITIONS................................................................................................1

         3.1.     Account.........................................................................................1
         3.2.     Affiliate.......................................................................................1
         3.3.     Base Salary.....................................................................................1
         3.4.     Beneficiary.....................................................................................2
         3.5.     Bonus...........................................................................................2
         3.6.     Chairman........................................................................................2
         3.7.     Code............................................................................................2
         3.8.     Committee.......................................................................................2
         3.9      Compensation Limit..............................................................................2
         3.10.    Deferral Account................................................................................2
         3.11.    Distribution Date...............................................................................2
         3.12.    401(k) Plan.....................................................................................2
         3.13.    Highly Compensated Employee.....................................................................2
         3.14.    Matching Account................................................................................3
         3.15.    Participant.....................................................................................3
         3.16.    Plan............................................................................................3
         3.17.    Plan Sponsor....................................................................................3
         3.18.    TPA.............................................................................................3

ss. 4  DEFERRAL ELECTIONS.........................................................................................3

         4.1.     Elections.......................................................................................3
         4.2.     Non-Forfeitable Account.........................................................................4
         4.3.     Effective Deferral Election.....................................................................4
         4.4.     Election Deadlines..............................................................................4
         4.5.     Irrevocable Election............................................................................5
         4.6.     Election Expiration.............................................................................5

ss. 5  MATCHING CREDITS...........................................................................................5

         5.1.     Matching Credits................................................................................5
         5.2.     Non-Forfeitable.................................................................................5

ss. 6  ADJUSTMENT TO ACCOUNTS.....................................................................................5


ss. 7  DISTRIBUTION...............................................................................................6

         7.1.     Lump Sum or Installments........................................................................6
         7.2.     Effective Elections.............................................................................6
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
         7.3.     Death...........................................................................................6
         7.4.     Emergency.......................................................................................7
         7.5.     Claims Procedure................................................................................7

ss. 8  ADMINISTRATION.............................................................................................7

         8.1.     Powers..........................................................................................7
         8.2.     Expenses and Reliance...........................................................................8
         8.3.     Statements......................................................................................8
         8.4.     Incompetents....................................................................................8
         8.5.     Address.........................................................................................8

ss. 9  AMENDMENT AND TERMINATION..................................................................................8


ss. 10  MISCELLANEOUS.............................................................................................9

         10.1.    General Assets..................................................................................9
         10.2.    No Liability....................................................................................9
         10.3.    No Assignment; Binding Effect...................................................................9
         10.4.    Construction....................................................................................9
         10.5.    No Contract of Employment.......................................................................9


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                                     ss. 1

                                 EFFECTIVE DATE

                  This Plan is adopted by Rock-Tenn Company effective as of May 15, 2003.

                                     ss. 2

                                    PURPOSE

                  The purpose of this Plan is to let a Highly Compensated Employee elect to defer compensation which exceeds the level of compensation which he or she can elect to defer under the 401(k) Plan.

                                     ss. 3

                                  DEFINITIONS

                  3.1. ACCOUNT for purposes of this Plan shall mean the bookkeeping account maintained by, or on behalf of, the Plan Sponsor to show for each Participant as of any date all credits made by or on behalf of such Participant under this Plan, any adjustments to such credits made in accordance with ss. 6, and any distributions to such Participant under ss. 7, which Account shall include two sub-accounts--a Deferral Account and a Matching Account.

                  3.2. AFFILIATE for purposes of this Plan shall mean an "Affiliate" as defined in the 401(k) Plan.

                  3.3. BASE SALARY for purposes of this Plan shall mean for each Highly Compensated Employee for each calendar year (a) minus (b), where

                  (a) is the sum of (1) his or her "Compensation" as determined under ss. 2.14(b) of the 401(k) Plan for such year (but excluding any commissions paid to him or her) without regard to the Compensation Limit for such "Compensation" and
                  (2) the deferral elected for such year under ss. 4.1(a) of this Plan, and

                  (b) is the lesser of (1) the Compensation Limit for such "Compensation" for such year or (2) the level of his or her "Compensation" as determined under ss. 2.14(b) of the 401(k) Plan for such year when his or her "Before-Tax Contributions" under the 401(k) Plan equal the dollar limit for such year under ss. 402(g) of the Code.


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                  3.4.     BENEFICIARY for purposes of this Plan shall mean for
each Participant the person designated as such by the Participant on the form provided for this purpose or, if no such person is so designated or if no such person survives the Participant, the Participant's estate.

                  3.5. BONUS for purposes of this Plan shall mean a Highly Compensated Employee's cash bonus which is payable under the Plan Sponsor's Key Employee Incentive Plan before any deductions are made for any reason from such bonus.

                  3.6. CHAIRMAN for purposes of this Plan shall mean the Chairman of the Board of Directors of the Plan Sponsor.

                  3.7. CODE for purposes of this Plan shall mean the Internal Revenue Code of 1986, as amended.

                  3.8. COMMITTEE for purposes of this Plan shall mean the Compensation and Options Committee of the Board of Directors of the Plan Sponsor.

                  3.9. COMPENSATION LIMIT for purposes of this Plan shall mean the dollar limit as determined by the Plan Sponsor for the 401(k) Plan under ss. 401(a)(17) of the Internal Revenue Code of 1986, as amended, or successor to such section or such statute.

                  3.10. DEFERRAL ACCOUNT for purposes of this Plan shall mean the sub-account maintained under a Participant's Account to show the credits which have been made to his or her Account under ss. 4.

                  3.11. DISTRIBUTION DATE for purposes of this Plan shall mean for each Participant the date set by the Plan Sponsor for the distribution of his or her Account, which date shall be as soon as practicable after the Plan Sponsor determines that a Participant's employment with Rock-Tenn Company or an Affiliate has terminated (or such Affiliate's status as such has been terminated) or a Participant has an emergency in accordance with ss. 7.4.

                  3.12. 401(K) PLAN for purposes of this Plan shall mean the Rock-Tenn Company 401(k) Retirement Savings Plan for Salaried and Non-Union Hourly Employees, as amended from time to time.

                  3.13. HIGHLY COMPENSATED EMPLOYEE for purposes of this Plan shall mean for each calendar year each employee of Rock-Tenn Company or an Affiliate who is eligible to elect to make contributions to the 401(k) Plan for such calendar year and who the Committee acting in its absolute discretion designates as such by directing the Plan Sponsor to make a deferral election available to such employee under ss. 4.


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                  3.14.    MATCHING ACCOUNT for purposes of this Plan shall
mean the sub-account maintained under a Participant's Account to show the credits which have been made to his or her Account under ss. 5.

                  3.15. PARTICIPANT for purposes of this Plan shall mean an individual for whom an Account is maintained under this Plan.

                  3.16. PLAN shall mean this Rock-Tenn Company Supplemental Retirement Savings Plan, as amended from time to time.

                  3.17. PLAN SPONSOR for purposes of this Plan shall mean the "Plan Sponsor" as defined in the 401(k) Plan.

                  3.18. TPA for purposes of this Plan shall mean the person employed from time to time by the Plan Sponsor to provide recordkeeping services for this Plan.

                                     ss. 4

                               DEFERRAL ELECTIONS

                  4.1.     Elections.

                           (a) Base Salary. A Highly Compensated Employee may elect for any calendar year under this ss. 4 on the form provided for this purpose to defer in 1% increments from 1% to 6% of his or her Base Salary for such calendar year and which is otherwise payable to him or to her by Rock-Tenn Company or an Affiliate on any payday during such calendar year.

                           (b) Bonus. A Highly Compensated Employee may elect for any calendar year under this ss. 4 on the form provided for this purpose to defer in 1% increments from 1% to 6% of his or her Bonus which is otherwise payable to him or to her by Rock-Tenn Company or an Affiliate on any day during such calendar year.

                           (c) Credits. The deferrals described in this ss. 4.1 shall be credited to the Participant's Deferral Account in accordance with the procedures established by the TPA; provided such credits shall be made no later than the deferral deadline under applicable U. S. Department of Labor regulations for crediting deferrals elected under the 401(k) Plan.

                           (d) No Double Deduction. If a deferral is made as of any payday for a Highly Compensated Employee with respect to the 401(k) Plan, no deferral shall be made under this Plan with respect to the Base Salary paid on such payday.


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                  4.2.     Non-Forfeitable Account. A Participant's interest in
his or her Deferral Account shall be non-forfeitable.

                  4.3. Effective Deferral Election. Any deferral election described in ss. 4.1 shall become effective for a calendar year only if the related election form is completed and delivered to the Plan Sponsor by the deadline set forth in ss. 4.4. If a Participant wants to elect deferrals under ss. 4.1 for more than one calendar year, a new election form must be completed and delivered to the Plan Sponsor by the deadline set forth in ss. 4.4 for each such calendar year.

                  4.4.     Election Deadlines.

                           (a) General Rule. A deferral election under this ss. 4 shall be effective for a calendar year only if such election is completed and delivered to the Plan Sponsor before the beginning of such calendar year, in which event such election shall be effective as of January 1 of such calendar year.

                           (b) Special New Employee Rule. If an individual is designated as a Highly Compensated Employee on or before the first date that he or she is eligible to participate in the 401(k) Plan, he or she may make a deferral election for the calendar year which includes such date if the election is completed and delivered to the Plan Sponsor before the end of the 30-day period which starts on such date, and such election shall be effective for any Base Salary and Bonus which is otherwise payable after the end of such 30-day period.

                           (c)      Special Start Up Rule.

                                    (1)      Election. A Highly Compensated
                           Employee for 2003 shall have the right to make a deferral election for calendar year 2003 for any Base Salary and any Bonus otherwise payable on or after May 15, 2003 if he or she completes and delivers such election to the Plan Sponsor before May 15, 2003. Any such election shall be effective as of May 15, 2003.

                                    (2)      Additional Deferral. The Plan
                           Sponsor shall deduct as an additional deferral from a Highly Compensated Employee's Base Salary otherwise payable on the first payday which comes on or after May 15, 2003 an amount equal to the percentage of his or her Base Salary which he or she elected to defer under ss. 4.4(c)(1) which was paid in each payday on or after April 1, 2003 and before May 15, 2003.


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                  4.5.     Irrevocable Election. Any election made under this
ss. 4 which is effective on any date in any calendar year shall be irrevocable for the calendar year or, subject to ss. 4.4(b) and ss. 4.4(c), for the remainder of the calendar year for which the election is made.

                  4.6. Election Expiration. A deferral election which has become effective for any calendar year automatically shall expire at the end of such calendar year.

                                     ss. 5

                                MATCHING CREDITS

                  5.1. Matching Credits. A credit shall be made to each Participant's Matching Account under this Plan as of each day in each calendar year as of which a credit is made to his or her Deferral Account pursuant to an election under ss. 4.1, and the credit to his or her Matching Account under this Plan shall equal 50% of the deferral which is credited as of such day to his or her Deferral Account pursuant to such election under ss. 4.1.

                  5.2. Non-Forfeitable. A Participant's interest in his or her Matching Account will be forfeitable or will be non-forfeitable on any date to the same extent that his or her matching contributions under the 401(k) Plan are forfeitable or are non-forfeitable under the 401(k) Plan on such date.

                                     ss. 6

                             ADJUSTMENT TO ACCOUNTS

                  The TPA shall adjust each Participant's Account for investment gains and losses as if the credits to such Account had been invested in the investment benchmark alternatives available under the Plan in accordance with the Participant's investment benchmark alternative election or elections (or default election or elections) as in effect from time to time. Each Participant may make and may change his or her investment benchmark alternative election under this ss. 6 in accordance with such procedures as established by the Plan Sponsor, and the Plan Sponsor shall have the right to change such procedures at any time with or without notice to any Participant. The investment benchmark alternatives available under the Plan shall be the same as the actual investment alternatives available under the 401(k) Plan or in actual investment alternatives deemed by the Plan Sponsor to be comparable to the actual investment alternatives available under the 401(k) Plan. All such adjustments shall be made in accordance with the same procedures followed under the 401(k) Plan for crediting actual investment gains and losses to a Participant's account under the 401(k) Plan.


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                                     ss. 7

                                  DISTRIBUTION

                  7.1. Lump Sum or Installments. The Plan Sponsor shall distribute, or shall begin to distribute, a Participant's Account in cash as of his or her Distribution Date. A Participant shall have the right (on the form provided for this purpose) to elect whether the distribution of his or her Account shall be made in either:

                           (a)      a lump sum; or

                           (b) quarterly installments of at least $100.00 paid over a period which is not less than 3 years and not more than 10 years, where the amount of each such quarterly installment shall be determined by dividing the balance in a Participant's Account immediately before the date as of which such installment is paid by the number of quarterly installments then remaining to be paid (including in such number the then payable quarterly installment).

                  7.2.     Effective Elections.

                           (a)      General Rules.

                                    (1)      Subject to ss. 7.2(b), an election
                           made under ss. 7.1 shall be effective on a Participant's Distribution Date only if such Distribution Date is on or after the first anniversary of the date the related election form is completed and delivered to the Plan Sponsor.

                                    (2)      If a Participant has completed and
                           delivered more than one election form to the Plan Sponsor, the distribution to the Participant shall be made in accordance with the most recent election form which satisfies the requirements of ss. 7.2(a)(1).

                                    (3)      If a Participant fails to make an
                           election under ss. 7.1, the distribution shall be made in a lump sum.

                           (b) Special First Deferral Election Rule. An election which is completed and delivered to the Plan Sponsor by a Participant under ss. 7.1 at the same time that he or she makes his or her first deferral election under ss. 4 shall be effective as of the date such deferral election is effective under ss. 4.

                  7.3. Death. If a Participant dies before the complete distribution of his or her Account, any remaining balance shall be distributed to the Participant's


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Beneficiary in the distribution form then in effect for such Participant's
Account if such Beneficiary is an individual, and such Beneficiary shall have the same rights under this Plan under ss. 6 and ss. 7.4 as the Participant had before his or her death. If such Beneficiary is not an individual, then the distribution shall be made in a lump sum as soon as practicable following the date of the Participant's death.

                  7.4. Emergency. If a Participant experiences a severe financial hardship or rapidly failing health, he or she shall have the right to request (1) an immediate revocation of any election in effect under ss. 4, (2) an immediate distribution of all or a portion of the balance credited to his or her Account or (3) such a revocation and such a distribution. Any such request shall be made in writing to the Plan Sponsor, and the Participant making such request shall provide to the Plan Sponsor such evidence of such severe financial hardship or rapidly failing health as the Plan Sponsor shall request in addition to whatever evidence he or she desires that the Plan Sponsor consider in reviewing his or her request. A request shall be granted if the Plan Sponsor determines that the Participant in fact has a severe economic hardship which, if not cured, might adversely affect his or her performance as an employee or that his or her health in fact is rapidly failing; provided, however, if a Participant makes such a request based on a severe financial hardship, the deferral election or distribution made pursuant to his or her request shall not exceed the amount which the Plan Sponsor deems sufficient to cure such severe financial hardship.

                  7.5. Claims Procedure. If a Participant makes a claim for the distribution of his or her Account and the Plan Sponsor for any reason denies such claim, the Plan Sponsor shall effect such denial in accordance with the same claims procedure as then in effect under the 401(k) Plan, and the Participant shall have the right to appeal such denial in accordance with such procedure and, if the denial is appealed, the appeal shall be processed in accordance with such procedure.

                                     ss. 8

                                 ADMINISTRATION

                  8.1. Powers. This Plan shall be administered by the Plan Sponsor, and the Plan Sponsor shall have the absolute and complete authority, duty and power to interpret and construe the provisions of this Plan as the Plan Sponsor deems appropriate, including the final authority to determine a Participant's benefits under this Plan, and to take any other action in connection with the operation or administration of this Plan which the Plan Sponsor deems fair and appropriate under the circumstances. All interpretations, determinations, regulations and calculations made by the Plan Sponsor shall be final and binding on all affected persons. The Plan Sponsor shall act through its Chairman or his delegate; provided, however, for purposes of approving or denying a request made under ss. 7.4, if the Chairman is the Participant making such request, the Plan Sponsor shall act through the Committee.


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                  8.2.     Expenses and Reliance. Any expenses incurred in the
administration of this Plan shall be paid by the Plan Sponsor. The Plan Sponsor shall be entitled to rely on all tables, valuations, certificates, opinions, data and reports furnished by any actuary, accountant, controller, counsel or other person employed or retained by the Plan Sponsor with respect to this Plan.

                  8.3. Statements. The Plan Sponsor shall furnish individual annual statements of Account balances to each Participant and each Beneficiary in such form as determined by the Plan Sponsor.

                  8.4. Incompetents. If the Plan Sponsor determines that an individual is unable to manage his or her financial affairs, the Plan Sponsor may pay such individual's Account to a conservator or other person legally charged with such individual's care, or to the institution then contributing toward or providing for the care and maintenance of such individual. Any such payment shall constitute a complete discharge of any liability of the Plan Sponsor and any Affiliate under this Plan for such individual.

                  8.5. Address. Each Participant shall keep the Plan Sponsor informed of his or her current address and the current address of his or her Beneficiary. The Plan Sponsor shall not be obligated to search for any person. If such person is not located within three (3) years after the date on which payment of the Participant's benefits payable under this Plan may first be made, payment may be made as though the Participant or his or her Beneficiary had died at the end of such three-year period.

                                     ss. 9

                           AMENDMENT AND TERMINATION

         The Plan Sponsor reserves the right to amend or terminate this Plan at any time by action of the Plan Sponsor. The Plan Sponsor upon the termination of this Plan shall have the right in its sole discretion to accelerate the timing of distributions and make all distributions in the form of a lump sum. No amendment or termination shall directly or indirectly reduce the balance of any Account as of the effective date of such amendment or termination. No additional credits will be made to a Participant's Account under this Plan after termination of this Plan, but adjustments under ss. 6 shall continue to be credited to the Account of each Participant under this Plan until the entire Account has been fully distributed to such Participant or to his or her Beneficiary.


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                                     ss. 10

                                 MISCELLANEOUS

                  10.1. General Assets. All distributions to, or on behalf of, a Participant under this Plan shall be made from the Plan Sponsor's general assets, and any claim by a Participant or by his or her Beneficiary against the Plan Sponsor or any Affiliate for any distribution under this Plan shall be treated the same as a claim of any general and unsecured creditor of the Plan Sponsor or any Affiliate.

                  10.2. No Liability. No Participant and no Beneficiary shall have the right to look to, or have any claim whatsoever against, any officer, director, employee or agent of the Plan Sponsor or any Affiliate in his or her individual capacity for the distribution of any Account.

                  10.3. No Assignment; Binding Effect. No Participant or Beneficiary shall have the right to alienate, assign, commute or otherwise encumber an Account for any purpose whatsoever, whether through a domestic relations order or otherwise, and any attempt to do so shall be disregarded as completely null and void. The provisions of this Plan shall be binding on each Participant and Beneficiary and on the Plan Sponsor and each Affiliate.

                  10.4. Construction. This Plan shall be construed in accordance with the laws of the State of Georgia except to the extent such laws are preempted by federal law. Headings and subheadings have been added only for convenience of reference and shall have no substantive effect whatsoever. All references to sections (ss.) shall be to sections (ss.) to this Plan. All references to the singular shall include the plural and all references to the plural shall include the singular. All definitions in this Plan shall apply exclusively to this Plan.

                  10.5. No Contract of Employment. A Highly Compensated Employee's participation in this Plan shall not constitute a contract of employment or a right to any particular rate of compensation.


                                    ROCK-TENN COMPANY



                                    BY:
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                                    TITLE:
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                                    DATE:
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